EVI Industries to Acquire Girbau North America

The transaction is expected to be EVI’s 30th and largest acquisition in the ten-year history of its buy-and-build growth strategy. EVI will ring the closing bell at the New York Stock Exchange today, Monday March 3, 2025, to commemorate this ten-year anniversary and its achievements over the past decade.

MIAMI, Florida March 3, 2025— (BUSINESS WIRE)—EVI Industries, Inc. (NYSE American: EVI) announced today that it has executed a definitive agreement to acquire Oshkosh, WI based Girbau North America, Inc. (GNA) from Girbau S.A. (Girbau), a Spanish-based and globally recognized leader in the manufacture of commercial and industrial laundry products.

Henry Nahmad, EVI’s Chairman and CEO, commented: “Ten years ago, we embarked on a journey to build the undisputed leader in and around the commercial laundry industry and in doing so, produce attractive returns for our shareholders. Since the implementation of our long-term growth strategy, EVI has grown by more than 12x, completed twenty-nine acquisitions, driven organic growth, set various performance records, sustained solid fundamentals, and more. Along the journey, we have stressed that our strategy is long-term focused and takes time, patience, and thoughtful execution. In 2018, we entered a distribution relationship with Girbau, through GNA, that has been pivotal to each companies’ growth. Amid our mutual success, we cultivated a relationship with the Girbau family founded on trust and confidence, which provided a solid foundation to enter this transaction and a long-term distribution relationship.”

Founded in 1995 as a wholly owned master distributor of Girbau, GNA has featured Girbau-manufactured products as the centerpiece of a diverse product offering that also includes products manufactured by third parties. For more than twenty years, GNA has been under the continuous leadership of Mike Floyd, President of GNA, and has grown into a dynamic organization, including a team of devoted commercial laundry professionals serving select EVI distributors and dozens of independently owned commercial laundry distributors and service providers across North America. In addition to promoting a diverse product range, GNA supports its distributor customers with sales development, service training, marketing, logistics and technical support, and other services. For the twelve-months ended December 31, 2024, GNA generated $75 million of revenue and approximately 9.5% operating income and as of December 31, 2024, GNA had produced a five-year compounded annual growth rate in revenue of 11%.

Mercè Girbau, Chair and CEO of Girbau commented: “This long-term relationship will strengthen our presence in North America and allows us to continue innovating in a key market. With EVI as our distribution partner and GNA a part of the team, we are ensured continued growth and a focus on excellence in customer service.”

The acquisition of GNA is expected to expand EVI’s reach to include GNA’s broad network of distributor customers and enhance EVI’s functional support capabilities with GNA’s experienced team of laundry professionals. EVI and GNA will pursue strategies that promote growth and create new opportunities for members of GNA’s extensive distribution network. This will include the opportunity to sell additional equipment, parts, and complementary products, including any new commercial laundry equipment manufactured by Girbau in the future, access to EVI’s installation and service capabilities, and modern technologies, in each case aimed to drive growth and efficiencies while improving the customer experience. Further, the addition of GNA is expected to expand EVI’s capabilities in the areas of strategic sourcing, logistics, marketing and technology development. EVI believes that the result will be a cohesive organization with the necessary resources for significant and sustained expansion.

Consistent with EVI’s decentralized operating model, GNA will continue to be led by Mike Floyd and include every member of GNA’s team of laundry professionals. GNA will operate under its current name and from its present locations to continue to support its distributor customers and serve its business partners as it has historically. On a pro forma basis, for the twelve-month period ended December 31, 2024, GNA would have contributed approximately $50 million in net revenue and approximately $7.0 million in operating income. The transaction is expected to be immediately accretive to EVI’s earnings.

Mr. Nahmad added: “We are excited about the growth opportunities available through GNA as we believe this addition accelerates our strategy to develop a national network of high performing commercial laundry businesses to serve end user customers with the broadest array of products and exceptional technical services. Achieving long-term strategic alignment with all our manufacturing partners has been a key driver of our success. We remain steadfast in our continued pursuit of growth and will continue to align the Company with those that share our principles, values, and commitment to growth.”

EVI is the largest value-added distributor of commercial laundry products and provider of related technical installation and maintenance services in North America. Through disciplined execution of its buy-and-build growth strategy and a thriving entrepreneurial culture, EVI has established itself as the leader in the highly fragmented North American commercial laundry distribution and services market. Since 2016, EVI has, among other things, completed twenty-nine acquisitions, expanded into new geographies, retained and invested in additional sales and service personnel, broadened its OEM representations, and implemented advanced operating technologies. EVI maintains a founder-led management team with CEO, Henry M. Nahmad, and other executives and regional leaders that principally include founders of its acquired businesses, who collectively own more than 60% of the Company. EVI believes that its ownership and leadership structure allow management to operate with the necessary autonomy to maintain its focus on long-term value creation, including through industry consolidation, organic growth, and technological modernization. Since 2016, EVI has delivered a compounded annual growth rate in revenue, net income, and adjusted EBITDA of 31%, 19%, and 28%, respectively, while maintaining a low-leverage balance sheet that has positioned the Company to execute on strategic transactions.

Mr. Nahmad added: “Today, we not only celebrate our decade of success, but also the largest acquisition in our Company’s history – an accomplishment that speaks to the hard work and dedication of every member of the EVI family. This moment represents more than just business growth with high-quality professionals and loyal partners, it reflects the shared journey, camaraderie, and accomplishments that we have all enjoyed together.”

EVI will pay consideration of approximately $43 million in cash, subject to customary purchase price adjustments, which will be funded through EVI’s revolving credit facility. Simultaneously with the execution of the definitive agreement, EVI entered into a Commitment Letter with Bank of America, the “Lead Arranger” in the Company’s existing Credit Agreement, and with Wells Fargo, primarily to amend the Credit Agreement to increase the amount of the revolving commitments by $50 million (to $150 million) and to increase accordion feature, which may increase the revolving credit facility, by $10 million (to $50 million), for a total of $200 million.  It is contemplated that the amendment to the Credit Agreement will also include a new five-year term on financial terms consistent with the current terms commencing concurrent with the closing of the acquisition of GNA.

EVI’s Core Principles: EVI upholds specific core values and principles for its business, including:

▪	Invest and manage with a long-term perspective
▪	Uphold financial discipline with a view towards ensuring financial strength and flexibility
▪	Respect the entrepreneurs and management teams that join the EVI family
▪	Operate each business as a local business and empower its leaders to make local decisions
▪	Promote an entrepreneurial culture

▪	Instill a growth mindset and culture of continuous improvement
▪	Incentivize and reward performance with equity participation
▪	Establish strong relationships with our OEM partners

Forward Looking Statements

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of EVI, or industry trends and results, to differ from the future results, trends, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, the risk that any of the anticipated benefits and projected synergies of the potential transaction may not be realized, including that the proposed acquisition of GNA may not be accretive to EVI’s earnings or otherwise have a positive impact on EVI’s financial condition or operating results, including revenues or operating profit, to the extent anticipated or at all, integration risks, risks related to the business, operations and prospects of GNA and EVI’s plans with respect thereto, the risk that the conditions to closing the proposed acquisition may not be satisfied, that an event, change or other circumstance may occur and give rise to the termination of the agreement and that the proposed acquisition may not otherwise be consummated when expected, in accordance with the contemplated terms, or at all, the effect of the announcement, pendency or completion of the proposed acquisition on the parties’ business relationships and businesses generally, risks related to the financing of the proposed acquisition, including that there is no assurance that the contemplated amendment to EVI’s Credit Facility will be entered into on the contemplated terms, or at all, and risks related to indebtedness incurred by EVI in connection with the proposed acquisition. Reference is also made to other economic, competitive, governmental, technological and other risks and factors discussed in EVI’s filings with the Securities and Exchange Commission, including, without limitation, those disclosed in the “Risk Factors” section of Amendment No. 1 to EVI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed with the SEC on September 13, 2024. Many of these risks and factors are beyond EVI’s control. In addition, past performance and perceived trends may not be indicative of future results. EVI cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. EVI does not undertake to, and specifically disclaims any obligation to, update or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of stock-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of stock-based compensation to net income. EVI considers adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP.

Contact Information	Investor Relations
EVI Industries, Inc.	Craig Ettelman
4500 Biscayne Boulevard, Suite 340	Director of Finance and Investor Relations
Miami, Florida 33137	305.402.9303
305.402.9300	info@evi-ind.com